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                                                                    Exhibit 99.1


Information Regarding Cendant's Investments in Affiliated Entities Posted to the
                      Company's Web Site at www.cendant.com


NEW YORK, NY, JANUARY 31, 2002--In response to unusual market conditions primarily related to concerns over off balance sheet entities at various public companies, Cendant Corporation (NYSE: CD) today announced that it has posted information on the Company's investments in affiliated entities on its corporate Web site at www.cendant.com.

Cendant's Chairman, President and CEO, Henry R. Silverman, stated: "It's extremely unfortunate that the market is reacting to the existence of unconsolidated entities affiliated with Cendant Corporation. The Company has investments in unconsolidated entities principally to support its business model of growing earnings and cash flow with minimal asset risk. In an effort to provide clarity and eliminate further misunderstanding, we have compiled what we believe to be all the relevant information in one conveniently accessed location on the Company's Web site."

The Company's financial statements reflect Cendant's investments in unconsolidated entities in accordance with generally accepted accounting principles, and these relationships are regularly reviewed by the Company's management, its independent auditors, its audit committee and its board of directors.

STATEMENTS ABOUT FUTURE RESULTS MADE IN THIS RELEASE CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON CURRENT EXPECTATIONS AND THE CURRENT ECONOMIC ENVIRONMENT. THE COMPANY CAUTIONS THAT THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS. IMPORTANT ASSUMPTIONS AND OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS ARE SPECIFIED IN CENDANT'S FORM 10-Q FILED ON NOVEMBER 14, 2001.

SUCH FORWARD-LOOKING STATEMENTS INCLUDE PROJECTIONS. SUCH PROJECTIONS WERE NOT PREPARED IN ACCORDANCE WITH PUBLISHED GUIDELINES OF THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS OR THE SEC REGARDING PROJECTIONS AND FORECASTS, NOR HAVE SUCH PROJECTIONS BEEN AUDITED, EXAMINED OR OTHERWISE REVIEWED BY INDEPENDENT AUDITORS OF CENDANT OR ITS AFFILIATES. IN ADDITION, SUCH PROJECTIONS ARE BASED UPON MANY ESTIMATES AND ARE INHERENTLY SUBJECT TO SIGNIFICANT ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF MANAGEMENT OF CENDANT AND ITS AFFILIATES. ACCORDINGLY, ACTUAL RESULTS MAY BE MATERIALLY HIGHER OR LOWER THAN THOSE PROJECTED. THE INCLUSION OF SUCH PROJECTIONS HEREIN SHOULD NOT BE REGARDED AS A REPRESENTATION BY CENDANT OR ITS AFFILIATES THAT THE PROJECTIONS WILL PROVE TO BE CORRECT.

ABOUT CENDANT
Cendant Corporation is primarily a provider of travel and residential real estate services. With approximately 60,000 employees, New York City-based Cendant provides these services to businesses and consumers in over 100 countries.

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
MEDIA CONTACT:                      INVESTOR CONTACTS:
Elliot Bloom                        Denise Gillen
212-413-1832                        212-413-1833
                                    Sam Levenson
                                    212-413-1834
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